                               EMPLOYMENT CONTRACT
                               -------------------



        THIS EMPLOYMENT CONTRACT ("Agreement") is dated as of the _____ day of November, 1996, effective as of April 1, 1996, by and between PROVIDENT INDEMNITY LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of the Commonwealth of Pennsylvania (the "Company"), PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("PAMCO"), each with an address at 2500 DeKalb Pike, P.O. Box 511, Norristown, Pennsylvania 19404-0511, and EDWARD BOLTON, an individual ("Employee"), residing at Exton, Pennsylvania.

                                   BACKGROUND
                                   ----------

        A. The Company desires to employ and Employee is desirous of becoming employed by the Company as Vice President - Systems of the Company and PAMCO, and further, to accept the duties and responsibilities set forth in this Agreement.
        B. The parties are desirous of entering into an Employment Agreement for the payment of compensation to Employee in an amount which is fair and reasonable for the duties to be performed.

               NOW THEREFORE, in consideration of the foregoing and of the mutual promises and undertakings contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

               1.     TERM AND DUTIES OF EMPLOYMENT.
                      -----------------------------

                      a. Term. The Company hereby employs Employee for a term commencing effective as of April 1, 1996 and ending April 1, 1999, unless terminated earlier as hereinafter provided. Thereafter, the Company may extend the term of this Agreement on a year-to-year basis, provided employee is in agreement with such extension.
                      b. Duties. Employee shall be employed as Vice President - Systems of the Company and PAMCO, and in such capacity, he shall perform the duties and responsibilities customarily performed by an officer in that capacity, including but not limited to the overall responsibility for the successful operation and management of the Company's computer and information systems, as well as such other duties and responsibilities as may be reasonably determined and assigned to him from time to time by senior management of the Company. Employee hereby accepts such employment and agrees to perform all duties and responsibilities as may be reasonably required of him.

               2. EXCLUSIVE EMPLOYMENT. During his employment pursuant to this Agreement, Employee shall devote his principal business time, attention, energy, skill, and best efforts to the business and affairs of the Company and his duties under this Agreement to the exclusion of active work in other business interests (except passive investments by Employee), and shall perform faithfully to the fullest extent of his ability all of the duties which relate to his position of employment with the Company.

               3.     COMPENSATION AND REIMBURSEMENT OF EXPENSES.
                      -------------------------------------------

                      a.      For all services rendered by Employee under this

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Agreement, and in addition to other monetary or employee benefits, the Company shall pay Employee the following amounts:


                              (1) Salary. Employee shall be paid an annual
salary in the amount of $90,000 for the period commencing effective as of April 1, 1996 and ending April 1, 1999 ("Salary").

                              (2) Additional Benefits.

                                     (a) Employee shall be included in the
Company's group life, health, disability, major medical, and other insurance coverages provided to the Company's employees during the term of this Agreement and any renewal thereof. Employee shall also be included as a member in any profit-sharing, pension, retirement, or other employee benefit plan which may be adopted by the Company during the term of this Agreement or any renewal thereof, provided such plan applies to other employees of the Company and Employee has met the qualification requirements thereof.

                                     (b) Paid vacation in such amount as shall
from time to time be agreed upon between Employee and the Company, but which shall not be less than two (2) weeks in any calendar year. Employee shall not be entitled to carry over any unused vacation accrued during any calendar year to any succeeding year, unless approved in advance by the Company.

                                     (c) Upon submission of receipts and proper
documentation, the Company hereby agrees to reimburse Employee for expenses incurred by Employee in connection with business travel, including parking, tolls, mileage, lodging and meals, business entertainment, dues, subscription fees, and membership fees to any professional association or organization related to the Company's business of which Employee is a member or shall become a member during the term hereof or any renewal thereof.

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                                     (d) In the event that Employee, during the
term of this Agreement, is transferred to a new principal place of work, the Company shall be liable only for such moving and traveling expenses as are duly authorized in advance in writing given to Employee by the Company in accordance with the then regular policy of the Company.


               4. STOCK AWARDS. In further consideration of Employee's entering into this Agreement and his future services to the Company and its subsidiaries, PAMCO agrees to award Employee up to 90,000 shares in the aggregate ("Aggregate Stock Award") of its Common Stock, $.10 par value ("Common Stock") as follows:

                      a. Upon Signing of Employment Contract. Upon the signing of this Agreement, PAMCO shall cause 15,000 shares of its Common Stock to be issued to Employee, 5,000 shares in recognition of each of the three (3) years of the term of this Agreement.

                      b. Annual Performance Criteria. Effective on each of April 1, 1997, April 1, 1998, and April 1, 1999 (collectively, the "Anniversary Dates"), provided Employee is still actively and exclusively employed by the Company and has met the performance criteria set forth on Exhibit "A" attached hereto (the "Annual Performance Criteria") as of each of the respective Anniversary Dates, PAMCO shall cause 25,000 shares of its Common Stock to be issued to Employee (the "Annual Stock Award"). PAMCO agrees that if the Annual Performance Criteria have been satisfactorily performed by Employee prior to the respective Anniversary Dates (such determination to be made in the sole discretion of the Company's senior management), it will cause the Annual Stock Award to Employee for such year to be issued sooner than the Anniversary Date.

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                      c. In Event of Termination Prior to Receipt of Annual
Stock Award. Notwithstanding the foregoing: (i) in the event of Employee's death, (ii) permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or (iii) termination without cause at any time prior to the expiration of this Agreement, provided the Aggregate Stock Award has not previously been issued to Employee, PAMCO shall cause to be issued to Employee or Employee's estate, as the case may be, the balance of the Aggregate Stock Award, if any, as of such date. Upon termination for any other reason, Employee shall not thereafter be entitled to any Annual Stock Award.

                      d. Investment Representation. Employee acknowledges that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees that he is acquiring the Common Stock for investment purposes only and not with a view to any sale or other distribution thereof in a manner that would violate the Act. Employee consents to the placement of a legend or legends along the lines of the following on the certificates representing the Common Stock to be issued to Employee:

                      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM ANY SUCH REQUIREMENTS."


               5. TERMINATION OF EMPLOYMENT. Notwithstanding anything to the contrary contained herein, Employee's employment hereunder:

                      a. Shall be automatically terminated effective on the date of Employee's death.

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                      b. May be terminated by Employee by written notice to the
Company, in which event such termination shall become effective 30 days after the giving of notice, or earlier as may be specified by the Company after receipt of Employee's notice of termination.

                      c. May be terminated by the Company for cause upon 30 days' prior written notice to Employee, such termination to become effective as provided in the written notice:

                              (1) if Employee shall fail or become unable to
perform any of his duties hereunder due to illness or other incapacity and such illness or incapacity shall continue for a period of more than 180 days;

                              (2) if Employee shall breach or violate any of the
provisions of this Agreement, which breach or violation shall not be cured within 30 days after written notice thereof to Employee; or

                              (3) for incompetence, alcohol or drug addition,
insubordination, gross negligence, any violation of any express direction of the Company's senior management or Board of Directors of any reasonable rule or regulation established by the Company regarding the conduct of its business, which violation shall not be cured within 10 days after written notice thereof to Employee.

                      d. Employee's employment hereunder may also be terminated without cause by the Company by written notice to Employee, and such termination shall become effective as provided in such notice, provided, however, that upon such termination, Employee shall be entitled to the termination compensation benefits described in Paragraph 6 below.


               6. TERMINATION COMPENSATION BENEFITS. If this Agreement is terminated by the Company prior to April 1, 1999 without cause as specified in

                                      -7-

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Paragraph 5.d hereof, Employee agrees that in lieu of any other compensation or payment, and as liquidated damages and in complete satisfaction of any and all liabilities which the Company may have or have had to Employee, the Company shall issue to Employee the balance of the Aggregate Stock Award, if any, as of such date, and shall pay Employee and Employee shall accept an amount equal to the Salary for the balance of the term of this Agreement, payable (at the option of the Company) either as and when such Salary would have been paid pursuant to this Agreement, or in a lump-sum payment. Upon the payment of the amount set forth herein and the issuance of the balance of the Aggregate Stock Award, if any, each party agrees to and does release the other party from all liabilities, damages, claims, or demands of any kind whatsoever arising as a result of the employment of Employee by the Company and/or PAMCO, excepting and excluding therefrom the obligations of Employee pursuant to the provisions of Paragraph 8 hereof.

               7. INDEMNITY. The Company agrees to indemnify Employee to the extent provided in any insurance policy customarily and generally available for the purpose of covering the officers and directors of the Company, and in accordance with the terms and conditions of Section VI of the By-Laws of the Company, which provides for a plan of indemnification.


               8.     RESTRICTIVE COVENANTS.

                      a. Agreement to Keep Confidential. Employee acknowledges that he will be subject to certain restrictive covenants concerning his employment. In consideration of the terms of this Agreement, Employee acknowledges and agrees that he will acquire confidential information of a special and unique nature and value relating to the Company's intentions, plans, procedures, confidential reports, financial resources, shareholders, investors, and prospective business. In this regard, Employee hereby agrees that he will not:


                              (1) persuade or attempt to persuade any customer
of the Company to cease doing business with the Company, or persuade or attempt to persuade any potential customer not to become a customer of the Company;

                              (2) persuade or attempt to persuade any employee
of the Company to leave the Company's employ, or to become employed by any person, firm, or corporation other than the Company;

                              (3) divulge to anyone (other than the Company or
any person employed or designated in writing by the Company), make any unauthorized use of, or publish or use for their benefit or to the Company's detriment, any knowledge or information of any type whatsoever of a confidential nature relating to the businesses of the Company.

                      b. Covenant Not to Compete. In recognition of the foregoing agreements, in the event that Employee's employment pursuant to this Agreement is terminated for any reason by either party, Employee agrees that he shall not for a period of 12 months following the date of such termination or resignation, within a geographic limit of 50 miles of any location of the Company, any of its affiliated companies, or any agency, directly or indirectly own, manage, operate, consult, join, control, invest in, be employed by, or participate in the formation, ownership, management, operation or control of, or be connected in any manner with, any existing or proposed insurance company, insurance holding company, insurance agency, or any investor group forming or proposing to form either an insurance company, insurance holding company, or insurance agency that engages in business that competes with the business of the Company.

                      c. Specific Enforcement. The parties recognize that the services rendered by Employee hereunder are special, unique, and of an extraordinary character, and in the event of Employee's breach of the terms and conditions of this Agreement, or in the event Employee shall leave Company's employment and breach the terms and conditions of this Agreement, Employee consents to and authorizes the Company to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Employee from performing services in violation hereof during the term of this Agreement or the 12-month period specified in this Agreement. The parties agree that the period and geographic areas of restriction imposed upon Employee by this Agreement are fair and reasonable and are reasonably required for the protection of the Company and its goodwill.

               9.     MISCELLANEOUS.
                      -------------

                      a. Assignment. This Agreement shall not be assignable by either party, except that without the prior written consent of the other party:

                              (1) it may be assigned by the Company to any
person or entity acquiring all or substantially all of the assets thereof; and

                              (2) it may be assigned by Employee as to his right
to payment, but not as to any of his obligations hereunder; and

                              (3) Company shall have the right to assign all or
any portion of its rights hereunder to PAMCO or any other affiliate or subsidiary of the Company.

                      b. Entire Agreement; Amendments; and Waivers. This Agreement constitutes the entire agreement among the parties and supersedes all prior oral or written agreements relative to the employment of Employee by the Company. Any amendments to the Agreement must be in writing, signed by each party hereto. No waiver of any breach of this Agreement shall be held to constitute a wavier of any other or subsequent breach.

                      c. Severability of Provisions. If any of the provisions of this Agreement or the application of any such provision shall for any reason be held invalid by a court of competent jurisdiction, such invalidity shall not affect or impair any other provision, it being the intention of the parties that such other provisions shall be and remain in full force and effect.

                      d. Compliance and Confidentiality. Employee agrees to comply with all laws and regulations in the conduct of his duties and obligations under this Agreement, and to comply with all regulations, resolutions, and policies of the Company.

                      e. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed at any office of the United States Postal Service enclosed in a certified postage-paid envelope addressed to the respective party at the addresses set forth herein or to such changed address as such party may have fixed by notice to the other party, provided, however, that any notice or change of address shall be affected only upon receipt and further provided that any notice may be personally delivered to the respective party by the party giving notice in lieu of being mailed.

                      f. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, and any corporation which may acquire all or substantially all of the Company's assets

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or into which the Company may be consolidated or merged, and upon Employee, his heirs, executors, administrators and legal representatives.

                      g. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                      h. Waiver.The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or conditions, but the obligations of either party with respect thereto shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year above first written.
WITNESS:

                                                                   (SEAL)

-----------------------------        ------------------------------------
                                                 EDWARD BOLTON


                                     PROVIDENT INDEMNITY LIFE INSURANCE
                                     COMPANY
Attest:

                                     By:
-----------------------------           ---------------------------- (SEAL)
M. F. Beausang, Jr., Secretary                  James O. Bowles, President

                                     PROVIDENT AMERICAN CORPORATION
Attest:

                                     By:
------------------------------          ---------------------------- (SEAL)
M. F. Beausang, Jr., Secretary                  James O. Bowles, President

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                    EXHIBIT "A" TO BOLTON EMPLOYMENT CONTRACT
                    -----------------------------------------


            ANNUAL PERFORMANCE CRITERIA FOR VICE PRESIDENT - SYSTEMS
            --------------------------------------------------------



Following is the Annual Performance Criteria for the Vice President - Systems for Provident Indemnity Life Insurance Company, its parent company, Provident American Corporation, and each of their subsidiaries and affiliates:


        o Work closely with outside consulting firms in developing annual information services plans by November 30, 1996.

        o Establish service levels for all services provided by information services and how these will be achieved and monitored.

        o Oversee all information services projects with accountability for results and schedules.

        o Establish budget for all system development, equipment, software, and training.

        o Establish monthly indicators including service level reports - project status and budget status.

        o Meet target objectives and schedules of Provident Strategic Information Services Plan to be established in conjunction with outside consulting firms and other target objectives and schedules established by other consultants of Provident American Corporation and its subsidiaries and affiliates.